EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation of our report dated February 27, 1998, which is incorporated in this Form S-8 dated on or around March 15, 1999, of Gibbs Construction, Inc. by virtue of the incorporation therein of the Annual Report on Form 10-K for the year ended December 31, 1997. We further consent to the designation with said Form S-8 of us as Experts.



/s/ Killman, Murrell & Company, P.C.
------------------------------------

Killman, Murrell & Company, P.C.

March 15, 1999